Exhibit 10.1

November     , 2020

Q2 Holdings, Inc.

13785 Research Boulevard, Suite 150

Austin, Texas 78750

Attention: General Counsel

Re: Exchange and/or Subscription for Q2 Holdings, Inc. Convertible Senior Notes due 2025

Ladies and Gentlemen:

Q2 Holdings, Inc., a Delaware corporation, (the “Company”), is offering a new series of its Convertible Senior Notes due 2025 (the “New Notes”). The New Notes will be convertible into cash, shares (“Underlying Shares”) of common stock of the Company, par value $0.0001 per share (“Stock”), or a combination of cash and shares of Underlying Shares, at the Company’s election.

The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on (x) Exhibit A hereto, in the case of the Exchange (as defined below), for whom the Investor has been duly authorized to enter into the Exchange (each, including the Investor if it is listed on Exhibit A, an “Exchanging Holder”) and (y) Exhibit B hereto, in the case of the Subscription (as defined below), for whom the Investor has been duly authorized to enter into the Subscription (each, including the Investor if it is listed on Exhibit B, a “Subscriber”), may:

(1)

exchange 0.75% Convertible Senior Notes due 2023 (CUSIP 74736LAB5 and ISIN: US74736LAB53) of the Company (the “Old Notes”) for (a) an amount of New Notes determined as set forth herein; and (b) [the Cash Premium (as defined below)][1] [and][the Exchange Shares (as defined below)][2] (the “Exchange”); and/or

(2)	subscribe for and purchase from the Company New Notes for cash (the “Subscription” and, the Exchange and/or the Subscription, as applicable, the “Notes Transactions”),

in each case, pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange/Subscription Agreement” or this “Agreement”).

The Exchanging Holders and the Subscribers (including the Investor, as applicable) are referred to collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”

The Investor hereby confirms that this Agreement relates to participation by the Purchasers, taken together, in the:

Exchange only ☐	Subscription only ☐	Exchange and Subscription ☐

[1]	NTD: To be used if excess paid in cash.
[2]	NTD: To be used if excess delivered in stock.

The Investor and each Account understands that the Notes Transactions are being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Transactions are only being made to investors who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon an exemption from registration under the Securities Act. The Notes Transactions are described in, and are being made pursuant to, the draft Indenture relating to the New Notes (the “Indenture”) to be entered into as of the Closing Date (as defined below) between the Company and Wilmington Trust, National Association, as Trustee (the “New Notes Trustee”), as supplemented by the Pricing Term Sheet, to be dated on or about November [•], 2020 (the “Pricing Term Sheet” and, together with the Indenture, the “Transaction Documents”).

The Company and one or more financial institutions (the “Capped Call Counterparties”) expect to enter into one or more capped call transactions pursuant to one or more capped call confirmations in connection with the issuance of the New Notes (each to be dated on or about the date hereof (the “Capped Call Confirmations”) and the Company and the option counterparties to the bond hedge and warrants entered into in connection with the issuance of the Old Notes expect to terminate the associated portion of such bond hedge and warrants with respect to such portion of the Old Notes accepted in the Exchange.

1.

The Exchange. If the Investor and/or any other Exchanging Holders are participating in the Exchange, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor and the other Exchanging Holders hereby deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount (the “Exchanged Principal Amount”) of Old Notes set forth in column 2 of Exhibit A hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for:

(a)	New Notes having an aggregate principal amount, for each Exchanging Holder, as set forth in Exhibit A (such aggregate principal amount of New Notes, the “Exchanged New Notes”); and

(b)	[a cash payment in the amount set forth in column 6 of Exhibit A (the “Cash Premium” and, together with the Exchanged New Notes, the “Exchange Consideration”).]

(b)	[a number of shares of Stock as set forth in column 6 of Exhibit A (the “Exchange Shares” and, together with the Exchanged New Notes, the “Exchange Consideration”).]

The Company agrees to issue such Exchange Consideration to the Exchanging Holders in exchange for such Exchanged Old Notes. For the avoidance of doubt, the Company will not make any separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the Closing Date (as defined below) for the Exchanged Old Notes. Instead, such amounts will be deemed to be paid in full rather than cancelled, extinguished or forfeited upon exchange of the Exchanged Old Notes for the Exchange Consideration. Subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) waives any and all other rights with respect to such Exchanged Old Notes, and (b) releases and discharges the Company from any and all claims the Investor and each Exchanging Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes.

2.

The Subscription. If the Investor and/or any other Subscriber is participating in the Subscription, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, New Notes (the “Purchased New Notes”) having an aggregate principal amount as set forth in column 2 of Exhibit B hereto (the “Purchased Principal Amount”), for an aggregate purchase price in cash in respect of such Purchased New Notes as set forth in column 4 of Exhibit B (such aggregate cash purchase price, the “Cash Purchase Price”). For the avoidance of doubt, such Cash Purchase Price shall not be adjusted for accrued interest if the Closing occurs after November [20], 2020.

3.

The Closing. The closing of the Notes Transactions (the “Closing”) shall take place at the offices of DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas at 10:00 a.m., New York City time, on November [20], 2020[3] or, subject to the immediately succeeding sentence, at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”). The Company, in its sole discretion, may delay the Closing Date in order for the premium payment date for the Capped Call Confirmations to occur on the Closing Date in the event of market disruptions; provided that the Closing Date cannot be later than November [27], 2020[4] without the prior written consent of the Investor.

4.	Closing Mechanics.

(a)	The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

(b)

At or prior to the times set forth in the Exchange/Subscription Procedures set forth in Exhibit C hereto (the “Exchange/Subscription Procedures”), the Investor, on behalf of itself and/or any other Account, shall:

(i)

if participating in the Exchange only, (A) deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to Wilmington Trust, National Association, in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures; and (B) deliver [account information for receipt of Cash Premium][5][ transfer instructions for delivery of the Exchange Shares][6];

(ii)	if participating in the Subscription only, transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures; and

(iii)	if participating in both the Exchange and the Subscription:

A.

deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to the Old Notes Trustee, for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures; and

B.	transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures.

(c)

On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and (1) the prior receipt by the Old Notes Trustee from each Exchanging Holder of the Exchanged Old Notes, if the Investor and/or any other Exchanging Holder is participating in the Exchange only pursuant to clause (b)(i) above, (2) the prior receipt by

[3]	NTD: 5 trading day settlement cycle.
[4]	To be 5 Scheduled Trading Days following the proposed Closing Date.
[5]	NTD: Include if excess portion paid in cash.
[6]	NTD: Include if excess portion delivered in shares.

the Company of the Cash Purchase Price from the Investor on behalf of each Subscriber, if such Subscriber is participating in the Subscription only pursuant to clause (b)(ii) above, and (3) the prior receipt by the Old Notes Trustee from each Purchaser of the Exchanged Old Notes to be submitted for exchange by such Purchaser and the prior receipt by the Company of the Cash Purchase Price from such Purchaser if such Purchaser is participating in both the Exchange and the Subscription pursuant to clause (b)(iii) above:

(i)	the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the New Notes Trustee;

(ii)

the Company shall execute, cause the New Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit D hereto, the Exchanged New Notes (if the Investor and/or any Exchanging Holder is participating in the Exchange) and/or the Purchased New Notes (if the Investor and/or any Subscriber is participating in the Subscription), as the case may be; and

(iii)	the Company shall deliver to the Exchanging Holder the [Cash Premium][Exchange Shares].

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

5.	Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

(a)	Organization. The Company is duly organized and is validly existing under the laws of the State of Delaware.

(b)	Due Authorization. This Exchange/Subscription Agreement has been duly authorized, executed and delivered by the Company.

(c)

New Notes. The New Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the New Notes by the New Notes Trustee, upon delivery to the Investors in accordance with the terms of the Exchange and/or Subscription, as applicable, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the New Notes (assuming settlement solely in shares of Stock and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by the Company and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights. At the Closing, the Underlying Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(d)

Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the New Notes Trustee thereto, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(e)

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange/Subscription Agreement, (1) each of the issuance of the Exchanged New Notes [and the Exchange Shares] in connection with the Exchange and/or the issuance of the Purchased New Notes in connection with the Subscription, as the case may be, pursuant to this Exchange/Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(f)

New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(g)

No Conflicts. The issue of the New Notes [and the issue or payment, as applicable, of any other Exchange Consideration] pursuant to the Exchange/Subscription Agreements, the execution, delivery and performance, as applicable, by the Company of its obligations under the New Notes, the Indenture, each Exchange/Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of its obligations under any Exchange/Subscription Agreement, the Old Notes Indenture, the Indenture or the New Notes or the consummation of any of the transactions contemplated hereby or thereby.

(h)

[Validity of the Exchange Shares; Listing Notification. The Exchange Shares have been duly authorized and, upon delivery, will be fully paid and non-assessable; the Exchange Shares will be issued without any legends that restrict the transfer of such Exchange Shares under the U.S. federal securities laws; and the Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. At the Closing, the Exchange Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.]

(i)	Capped Call Confirmations. The Capped Call Confirmations have been duly authorized by the Company.

(j)

Solvency. On each of the date hereof and immediately after giving effect to the Exchange on the Closing Date, (A) the present fair market value (or present fair saleable value) of the total assets of Company is not less than the total amount required to pay the probable total liabilities (including contingent liabilities) of the Company as they mature and become absolute, (B) the capital of the Company is adequate to conduct its business and to enter into the Exchange, (C) the Company has the ability to pay its debts and obligations as such debts mature, and (D) the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

(k)	Exchange. The Company acknowledges that the terms of the Notes Transactions have been mutually negotiated between the parties.

6.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

(a)

The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)

If the Investor is participating in the Exchange, the Investor has full power and authority to deliver, assign and transfer the Exchanged Old Notes in exchange for the Exchange Consideration pursuant to this Agreement and to enter into this Exchange/Subscription Agreement and perform all obligations required to be performed by the Investor hereunder. If the Investor is executing this Exchange/Subscription Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Exchange/Subscription Agreement on behalf of, and, bind, each Account to the terms of this Agreement, (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Exchanging Holder, (B) the principal amount of each Exchanging Holder’s Exchanged Old Notes and (C) the [Cash Premium][Exchange Shares] and (iii) Exhibit B hereto is a true, correct and complete list of the name of each Subscriber and the aggregate principal amount of Purchased New Notes each such Subscriber agrees to purchase hereunder.

(c)

Each Exchanging Holder participating in the Exchange is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

(d)

Participation in the Notes Transactions will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account) and (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account).

(e)

The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit D and, unless otherwise set out in Exhibit A or Exhibit B hereto, as applicable, is not acquiring the Exchanged New Notes[, Exchange Shares] or the Purchased New Notes as a nominee or agent or otherwise for any other person.

(f)

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or Subscription, as the case may be, or sells New Notes [or Exchange Shares] and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and the Company shall not have any responsibility therefor.

(g)

The Investor and each Account has received a copy of the Transaction Documents. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Notes Transactions or the Company or any of its subsidiaries, other than as contained in this Agreement or the Transaction Documents or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Notes Transactions; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents or any such other information.

(h)

The Investor and each Account understands and accepts that acquiring the New Notes in the Notes Transactions involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Notes Transactions and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Notes Transactions and this Agreement. The Investor and each Account has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account able to bear the risks associated with an investment in the New Notes.

(i)

The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Placement Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Notes Transactions and receive the New Notes pursuant to the terms hereof. It is understood that information provided in the Transaction Documents, or by the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Transactions, and that none of the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Notes Transactions.

(j)

The Investor confirms, for itself and for each Account, that neither the Company nor the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Transactions, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor or such Account.

(k)

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company filings with the Securities and Exchange Commission and such other information concerning the Company and its subsidiaries and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Transactions. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Notes Transactions and the New Notes.

(l)

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

(m)

The Investor and each Account is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Transactions.

(n)

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(o)

The Investor and each Account is acquiring the New Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor and each Account understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

(p)

The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Notes Transactions meets the requirements for the exemptions referenced in clause (o) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after the confidential information (as described in the confirmatory email received by the Investor from the Placement Agent (the “Wall Cross Email”)) was made available to the Investor and prior to the Closing in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(q)

The Investor and each Account acknowledges that the New Notes have not been registered under the Securities Act. As a result, the New Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, Section 2.05 thereof), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the New Notes other than in compliance with such transfer restrictions. Further, the Investor and each Account acknowledges that the New Notes will be issued pursuant to a restricted CUSIP number.

(r)

The Investor and each Account acknowledges that the terms of the Notes Transactions have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Notes Transactions on behalf of itself and each Account.

(s)	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Placement Agent.

(t)

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Old Notes Trustee or the New Notes Trustee to complete the Notes Transactions.

(u)

The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(v)

The participation in the Notes Transactions by any Exchanging Holder was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Old Notes. No Subscriber’s participation in the Notes Transactions was conditioned upon a minimum aggregate principal amount of New Notes issued for cash in the Subscription.

(w)

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Notes Transactions and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Notes Transactions. The Investor acknowledges that neither it nor any Account did become aware of the Notes Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(x)

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

7.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Old Notes (if applicable) and the Cash Purchase Price (if applicable) and of the Company to deliver the [New Notes][Exchange Consideration] are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

8.

Covenant and Acknowledgment of the Company. The Company hereby agrees to publicly disclose at or before 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Notes Transactions as contemplated by this Exchange/Subscription Agreement in a press release. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Notes Transactions or that was otherwise communicated by the Company to the Investor or any Account in connection with the Notes Transactions. For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, on the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Notes Transactions as contemplated by this Exchange/Subscription Agreement.

9.

Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit D hereto.

10.

Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

12.

Taxation. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required (as determined by the Company in good faith) to be deducted or withheld under applicable law. Without limiting the generality of the foregoing, in the event that the Holder (or Account(s) of such Holder, if applicable) (i) is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), such Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), shall deliver to the Company, at least one (1) business day prior to Closing, an accurately completed and duly executed IRS Form W-9 certifying that such Exchanging Holder or Purchaser, as applicable, is exempt from backup withholding or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code), such Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), shall deliver to the Company, at least one (1) business day prior to Closing, either (A) in the case of such an Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), which is the beneficial owner of the Exchange Consideration, in the case of an Exchanging Holder, or New Notes in the case of a Purchaser, a completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from Sections 1471 to 1474 of the Code and either (x) properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States or (y) together with a Form of Tax Certificate, substantially in the form of Exhibit D-1 or (B) in the case of such a Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), which is not the beneficial owner of the Exchange Consideration, in the case of an Exchanging Holder, or a New Note, in the case of a Purchaser, (x) a completed and duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members: (a) an IRS Form W-9, or (b) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from Sections 1471 to 1474 of the Code and either (i) properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States or (ii) together with a Form of Tax Certificate, substantially in the form of Exhibit D-2 (or, if such partner/member is not the beneficial owner of the Exchange Consideration, in the case of an Exchanging Holder, or a New Note, in the case of a Purchaser, an IRS Form W-8IMY together with the foregoing from each of its partners/members). To the extent any amounts are withheld and remitted to the appropriate taxing authority (including, for the avoidance of doubt, due to the failure of an Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), to comply with the obligations set forth in this Section 12), such amounts shall be treated for all purposes of this Agreement as having been paid to the Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchasers, if applicable), to whom such amounts otherwise would have been paid. Any forms, certificates and other documents required to be delivered to the Company pursuant to this Section 12 shall be delivered via electronic mail to each of the individuals named below at the address indicated next to such individual’s name:

•	[_____________]

13.

Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE/SUBSCRIPTION AGREEMENT.

14.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.

Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.

Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 15. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.

Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Exchange/Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

18.

Section and Other Headings. The section and other headings contained in this Exchange/Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange/Subscription Agreement.

19.

Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange/Subscription Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.

Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor or any Account, the address provided in Exhibit D (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Q2 Holdings, Inc. 13785 Research Boulevard, Suite 150 Austin, Texas 78750 Attention: General Counsel

In each case, with a copy to (which shall not constitute notice):	DLA Piper LLP (US) 401 Congress Avenue Suite 2500 Austin, Texas 78701 Attention: John J. Gilluly, Brent L. Bernell

21.

Binding Effect. The provisions of this Exchange/Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.

Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.

23.

Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Exchange/Subscription Agreement to the extent provided in this Section 23.

24.

Severability. If any term or provision (in whole or in part) of this Exchange/Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange/Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Exchange/Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange/Subscription Agreement]

ACCEPTED AND AGREED:

Q2 HOLDINGS, INC.

By
Name:
Title:

[Signature Page to Exchange/Subscription Agreement]

EXHIBIT A: FOR THE EXCHANGE

Name of Exchanging Holder (i.e., Beneficial Owner)	Aggregate Principal Amount of Exchanged Old Notes	CUSIP – Exchanged Old Notes	Aggregate Principal Amount of Exchanged New Notes	CUSIP – Exchanged New Notes	[Cash Premium]	[Number of Exchange Shares]
	$		$		$

Total:	$		$		$

EXHIBIT B: FOR THE SUBSCRIPTION

Participating Accounts, Allocation of Aggregate Principal Amount of Purchased New Notes and Cash Purchase Price:

Name of Subscriber	Purchased New Notes	CUSIP – Purchased New Notes	Cash Purchase Price
	$		$

Total:	$		$

EXHIBIT C TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

NOTICE OF EXCHANGE/SUBSCRIPTION PROCEDURES

Attached are Exchange/Subscription Procedures for the settlement of the Q2 Holdings, Inc. (the “Company”) exchange and/or subscription of its Convertible Senior Notes due 2025 (the “New Notes”) pursuant to the Exchange/Subscription Agreement, dated as of November    , 2020, between you and the Company which is expected to occur on or about November    , 2020. To ensure timely settlement, please follow the instructions for exchanging your Q2 Holdings, Inc.’s 0.75% Convertible Senior Notes due 2023 (the “Old Notes”) (if applicable) and/or subscribing for New Notes (if applicable) as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact Katy Neumer at (407) 617-9991.

Thank you.

OPTION A – EXCHANGING OLD NOTES FOR NEW NOTES AND [EXCHANGE SHARES][CASH PREMIUM] ONLY

Delivery of Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on November , 2020, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for transfer to [●] (DTC Participant No.        ), the aggregate principal amount1 of Exchanged Old Notes (CUSIP [●]/ISIN: [●]) set forth in column 2 of Exhibit A (Aggregate Principal Amount of Exchanged Old Notes) of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on November         , 2020, no later than 9:00 a.m., New York City time.

To receive New Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on November , 2020, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from [●] for the aggregate principal amount2 of Exchanged New Notes (CUSIP/ISIN #        /        ) set forth in column 4 of Exhibit A (“Aggregate Principal Amount of Exchanged New Notes”) of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on November        , 2020, no later than 9:00 a.m., New York City time.

[To receive Exchange Shares

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Exchange Shares to post and accept on November , 2020, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from [●] for the number of Shares of (CUSIP/ISIN #        /        ) set forth in column 6 of Exhibit A (Number of Exchange Shares) of the Exchange/Subscription Agreement.]

It is important that this instruction be submitted and the DWAC posted on November        , 2020, no later than 9:00 a.m., New York City time.

[To receive the Cash Premium

You must provide your deposit account information to the Company by November         , 2020, no later than 9:00 a.m., New York City Time.

You must complete ALL of the steps described above in order to complete the exchange of Old Notes for the Exchange Consideration.]

[1]	Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged Old Notes.
[2]	Note that the DWAC instruction should specify the principal amount, not the number, of New Notes.

OPTION B – PURCHASING NEW NOTES ONLY (WITHOUT AN EXCHANGE OF OLD NOTES)

To receive New Notes

You must BOTH:

1.

Direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on November         , 2020, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from [●] for the aggregate principal amount of New Notes (CUSIP/ISIN #        /        ) set forth in column 2 of Exhibit B (“Purchased New Notes”) of the Exchange/Subscription Agreement.

It is important that this instruction be submitted and the DWAC posted on November         , 2020, no later than 9:00 a.m., New York City time.

AND

2.

No later than 3.00 p.m., New York City time, on November         , 2020, you must pay the Cash Purchase Price set forth in column 4 of Exhibit B3 (“Cash Purchase Price”) of the Exchange/Subscription Agreement by wire transfer in immediately available funds to the following account of the Company:

ABA Routing Number:

Beneficiary Account Name:

SWIFT Code:

Beneficiary Account Number:

[3]	The Cash Purchase Price is the amount of cash that you must wire to the Company in connection with your purchase of New Notes.

OPTION C – EXCHANGING OLD NOTES FOR NEW NOTES AND PURCHASING NEW NOTES

For that portion of Exchange Consideration being acquired by means of an exchange for Old Notes, you must follow the steps outlined in Option A above.

For that portion of New Notes you are acquiring in addition to those acquired pursuant to Option A above, you must follow the steps outlined in Option B above.

SETTLEMENT

On                     , 2020, after the Company receives your Old Notes (if applicable) and/or your Cash Purchase Price (if applicable) and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Exchange/Subscription Agreement, the Company will deliver your New Notes and any other Exchange Consideration, if applicable, in accordance with the delivery instructions set forth above.

EXHIBIT D TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

Purchaser Settlement Details

These settlement instructions are to be delivered to the Company for each Purchaser no later than one (1) business day after the date of the Exchange/Subscription Agreement.

Name of Purchaser:

Purchaser Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

If Purchaser is an Exchanging Holder:

Exchanged Old Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchanged New Notes (if different from Exchanged Old Notes)

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

[Exchange Shares

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:                                                                                                                   ]

Purchaser Wire Instructions for Cash Premium

ABA Routing Number:

Beneficiary Account Name:

SWIFT Code:

Beneficiary Account Number:

If Purchaser is a Subscriber:

DTC Participant Information for Delivery of Purchased New Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

EXHIBIT D-1 TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

FORM OF TAX CERTIFICATE

(For Non-U.S. Holders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Exchange/Subscription Agreement, dated as of [•], 2020, by and among [•] (“Holder”) and Q2 Holdings, Inc., a Delaware corporation (the “Company”) (the “Agreement”). Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [______________________] (“Non-U.S. Holder”) is providing this certificate pursuant to Section 12 of the Agreement. The Non-U.S. Holder hereby represents and warrants that:

1. The Non-U.S. Holder is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), is the sole record and beneficial owner of the Exchanged Notes in respect of which it is providing this certificate and has furnished the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.

2. The Non-U.S. Holder is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Holder further represents and warrants that:

(a) the Non-U.S. Holder is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Holder has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3. The Non-U.S. Holder is not a “10-percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code.

4. The Non-U.S. Holder is not a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5. The Non-U.S. Holder’s office address is [                                         ].

6. The Non-U.S. Holder shall promptly notify the Company in writing in accordance with the Agreement if any of the representations and warranties made herein are no longer true and correct.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. HOLDER]

By:
Name:
Title:

Date: ,

EXHIBIT D-2 TO THE EXCHANGE/SUBSCRIPTION AGREEMENT

FORM OF TAX CERTIFICATE

(For Non-U.S. Holders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Exchange/Subscription Agreement, dated as of [•], 2020, by and among [•] (“Holder”) and Q2 Holdings, Inc., a Delaware corporation (the “Company”) (the “Agreement”). Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [______________________] (“Non-U.S. Holder”) is providing this certificate pursuant to Section 12 of the Agreement. The Non-U.S. Holder hereby represents and warrants that:

1. The Non-U.S. Holder is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), is the sole record owner of the Exchanged Notes in respect of which it is providing this certificate and has furnished the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.

2. Neither the Non-U.S. Holder nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Holder further represents and warrants that:

(a) neither the Non-U.S. Holder nor any of its direct or indirect partners/members are subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Non-U.S. Holder nor any of its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3. None of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code.

4. None of its direct or indirect partners/members is a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5. The Non-U.S. Holder’s office address is [                                                      ].

6. The Non-U.S. Holder shall promptly notify the Company in writing in accordance with the Agreement if any of the representations and warranties made herein are no longer true and correct.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. HOLDER]

By:
Name:
Title:

Date: ,